UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2022

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas	67205
(Address of Principal Executive Offices)	(Zip Code)

(316) 772-3801

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

Sale of Speedy Cash, Rapid Cash and Avio Credit Businesses

On May 18, 2022, Curo Intermediate Holdings Corp. (“Seller”), a wholly owned subsidiary of CURO Group Holdings Corp. (the “Company”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with Sparrow Purchaser, LLC (“Purchaser”) and CCF Intermediate Holdings LLC (“Parent Guarantor”) pursuant to which Purchaser agreed to purchase from Seller all of the issued and outstanding equity interests of certain subsidiaries related to the Company’s Speedy Cash, Rapid Cash and Avio Credit businesses (collectively, the “Business”), along with specified assets related to the Business, for a purchase price of $310 million cash, subject to customary working capital and certain other adjustments (the “Disposition”). In connection with the Disposition, the Seller has agreed to provide the Purchaser with certain transition services for which the Seller will be paid an additional $35 million in cash.

The Disposition has been unanimously approved by the Company’s board of directors.

Consummation of the Disposition is subject to the satisfaction or waiver of certain conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which waiting period expired on April 15, 2022, (ii) receipt of certain regulatory approvals and licenses, and (iii) the absence of any order, injunction or law preventing or prohibiting the consummation of the Disposition. The Purchaser’s obligation to consummate the Disposition is also subject to, among other things, (i) the accuracy of representations and warranties of Seller set forth in the Purchase Agreement, (ii) Seller’s compliance with covenants set forth in the Purchase Agreement, and (iii) the absence of a Business Material Adverse Effect (as defined in the Purchase Agreement) after the date of the Purchase Agreement.

The parties to the Purchase Agreement have made to each other certain representations and warranties, and have agreed to certain covenants and agreements, including with respect to cooperation, regulatory approvals, the Purchaser’s financing of the Disposition, the conduct and operation of the Business prior to the closing and similar matters, and non-solicitation and non-competition.

The Purchase Agreement may be terminated in certain circumstances, including, among others, if the Disposition does not close within 90 days of signing (subject to extension in certain circumstances). Additionally, either party may terminate the Purchase Agreement upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Purchase Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable or, if curable, is not cured 30 days after written notice of such breach.

Acquisition of First Heritage Credit

On May 18, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sugarcane Sub, LLC (“Merger Sub”), First Heritage Credit, LLC (“First Heritage”) and Ernest L. Coward, Jr., solely in his capacity as Member Representative. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into First Heritage (the “Merger”), with First Heritage surviving the Merger as a wholly-owned subsidiary of the Company. The aggregate consideration payable by the Company in connection with the Merger Agreement is $140 million in cash (subject to certain customary working capital and other adjustments in accordance with the terms of the Merger Agreement) (the “First Heritage Purchase Price”).

The Merger Agreement has been approved unanimously by the Company’s board of directors.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of certain conditions, including (i) expiration or termination of the applicable waiting period under the HSR Act, (ii) receipt of certain regulatory approvals and licenses, and (iii) the absence of any order, injunction or law preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement. The Company’s obligation to consummate the transactions contemplated by the Merger Agreement is also subject to, among other things, (i) the accuracy of representations and warranties of First Heritage set forth in the Merger Agreement, (ii) First Heritage’s compliance with covenants set forth in the Merger Agreement, (iii) the Company’s financing of the First Heritage Purchase Price and (iv) the execution of restrictive covenant agreements by certain First Heritage equityholders and members of management, which provide for customary non-solicitation provisions applicable to such equityholders and members of management for a period of three years following the closing of the transaction.

The parties to the Merger Agreement have made to each other certain representations and warranties, and have agreed to certain covenants and agreements, including with respect to cooperation, regulatory approvals, the Company’s financing of the First Heritage Purchase Price, the conduct and operation of the First Heritage business prior to the closing.

The Merger Agreement may be terminated in certain circumstances, including, among others, by either party upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Merger Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable by August 26, 2022.

The foregoing descriptions of the Purchase Agreement and Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Merger Agreement, as applicable, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Purchase Agreement and Merger Agreement, as applicable, have been made only for the purposes of, and were and are solely for the benefit of the parties to the Purchase Agreement and Merger Agreement, respectively, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and Merger Agreement, respectively, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Merger Agreement, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Purchase Agreement and Merger Agreement included with this filing are only to provide investors with information regarding the terms of each of the Purchase Agreement and Merger Agreement, and not to provide investors with any factual information regarding the parties thereto, their respective affiliates or their respective businesses.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the transactions contemplated by the Purchase Agreement described in Item 1.01, William Baker notified the Company of his intention to resign as the Company’s President and Chief Operating Officer. The date of Mr. Baker’s resignation and departure from the Company will be fixed later this year and is expected to align with the closing of such transactions. It is further expected that Mr. Baker will accept a position with Purchaser upon closing of such transactions.

ITEM 7.01	Regulation FD Disclosure

On May 19, 2022, the Company issued a press release announcing the execution of the Purchase Agreement and Merger Agreement. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 19, 2022, the Company held a conference call to discuss the transactions described in Item 1.01 above and in connection with such call made available a supplemental investor presentation providing more details of the transactions. A copy of this supplemental investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information furnished in Item 7.01, including Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	Exhibits

(d). Exhibits

Exhibit Number	Description

2.1	Equity and Asset Purchase Agreement, dated as of May 18, 2022, among CURO Intermediate Holdings Corp., Sparrow Purchaser, LLC and CCF Intermediate Holdings LLC*

2.2	Agreement and Plan of Merger, dated as of May 18, 2022, among CURO Group Holdings Corp., Sugarcane Sub, LLC, First Heritage Credit, LLC and Ernest L. Coward, Jr., solely in his capacity as Member Representative*

99.1	Press Release, dated May 19, 2022.

99.2	Supplemental Investor Presentation, dated May 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of May, 2022.

CURO Group Holdings Corp.

By:	/s/ Roger Dean
Roger Dean
Executive Vice President & Chief Financial Officer